UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting
standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Form 8-K                                First Financial Bancorp.

Item 8.01    Other Events.

On December 22, 2017, H.R.1, formally known as the “Tax Cuts and Jobs Act” was enacted into law. This new tax legislation, among other changes, reduces the Federal corporate income tax rate from 35% to 21% effective January 1, 2018. At September 30, 2017, First Financial Bancorp. (the “Company”) had net deferred tax liabilities of $23.4 million and expects to remain in a net deferred tax liability position at December 31, 2017.

Under generally accepted accounting principles, these net deferred tax liabilities are required to be revalued during the period in which the new tax legislation is enacted. The Company currently estimates that the revaluation will result in a one-time tax benefit of approximately $9 million, or approximately $0.14 per diluted common share, based on September 30, 2017 data. The one-time tax benefit is expected to further strengthen the Company's capital position and ratios. It is also estimated that the Company's effective tax rate beginning in 2018 will be approximately reduced by 12% due to this new tax legislation.

As a result of the new tax legislation, the Company's bank subsidiary, First Financial Bank, will raise its starting wage to $15 per hour for hourly associates effective in January 2018. For further details, a copy of the press release is attached as Exhibit 99.1.

Also, the Company contributed $3.0 million in the fourth quarter of 2017 to the newly established First Financial Foundation. For further details, a copy of the press release is attached as Exhibit 99.1.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not based on historical or current facts, but rather on our current beliefs, expectations, assumptions and projections about our business, the economy and other future conditions. Forward-looking statements often include words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ “could,” “should,” and other similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements.
As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: (i) economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; (ii) the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iii) management’s ability to effectively execute its business plans; (iv) mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; (v) the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; (vi) the effect of changes in accounting policies and practices; (vii) changes in consumer spending, borrowing and saving and changes in unemployment; (viii) changes in customers’ performance and creditworthiness; and (ix) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov.
Forward-looking statements are meaningful only on the date when such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date on which a forward-looking statement is made.

Item 9.01    Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(d)    Exhibits:
         99.1     Press Release dated January 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ John M. Gavigan
John M. Gavigan
Senior Vice President and Chief Financial Officer

Date:	January 3, 2018